bompani audit	00153 ROMA Piazza Albania, 10 Tel. 06 57284302 Fax 06 57250015 e-mail: roma@bompaniaudit.com www.bompaniaudit.com Officio Certificate

To the Sole Director of
Conte Rosso & Partners S.r.l. (formerly All Real Estate S.r.l.)
Rome (Italy)

We have audited the accompanying consolidated balance sheets of Conte Rosso & Partners S.r.l. (formerly All Real Estate S.r.l.), an Italian corporation, expressed in euros as of December 31, 2009, 2010 and 2011 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Conte Rosso & Partners S.r.l. (formerly All Real Estate S.r.l.) as of December 31, 2009, 2010 and 2011 and the results of its operations and its cash flows for each of the three years then ended in conformity with accounting principles generally accepted in the United States of America.

BOMPANI AUDIT S.r.l.

/s/ Remo Simonetti
Remo Simonetti
(partner)

Rome, August 2, 2012

bompani audit s.r.l.

Societa di revisione ed organizzazione cantabile
Iscritta all'Albo Consob e al Registro dei Revisori Contabili, associata Assirevi
Capitale Sac ale € 52.000,00 - Codice Fiscale e Partiia IVA 01683920480 - Reg. Soc. Trib. di Firenze 28874 - REA 287285
Roma, Milano, Firenze, Torino e Viareggio

Member Firm di Kreston International
organizzazione internazionale di societa di revisione e studi professionali indipendenti presente in 92 paesi con 602 uffici ed una strutiura di circa 20.000 persona

Preliminary Note:

The financial statements of Conte Rosso & Partners S.R.L. have been prepared in euros. The euro per dollar exchange rate on June 30, 2012, December 31, 2011, 2010 and 2009 was approximately 1.2590, 1.2939, 1.3362, and 1.4406 respectively. The average exchange rate for the sixth month period ended June 30, 2012, the year ended December 31, 2011, 2010 and 2009 was approximately 1.297, 1.3917, 1.3257 and 1.3984 respectively. The pro-forma financial information has been prepared in US$, with a euro to dollar exchange rate of 1.2590.

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED BALANCE SHEET

€/000

		30-06-12	30-06-11
	Notes	US GAAP Statement (Unaudited)	US GAAP Statement (Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents		1.286	760
Net trade and other receivables		10.112	7.768
Trade receivables		10.988	6.495
Other receivables		2.244	1.476
Trade and other receivables total		13.232	7.971
Less allowance for doubtful accounts	1	(3.120)	(203)
Related parties receivables	2	1.930	2.910
Tax receivables		3.099	4.462
Advance payment on purchase and other current assets	3	2.000	6.485
Advance payment on purchase of properties		1.850	6.450
Current maturity of deferred tax assets, net
Other current assets		150	35
Available-for-sale assets		2.428	8.363
Marketable debt securities	4
Real estate held for resale	5	2.428	8.363
Investment in associates	6
Total current assets		20.855	30.748

NON-CURRENT ASSETS
Investment in other companies	7	387	395

Net properties, plant and equipment	8	91.098	94.645
Properties, plant and equipment		112.457	113.889
Less accumulated depreciation		(21.359)	(19.244)
Goodwill	9	1.565	1.565
Net other intangible assets	10	1.405	1.466
Other intangible assets		1.544	1.533
Less accumulated amortization		(139)	(67)
Other non-current assets		9.144	4.903
Related parties non-current loans	2	2.547
Other financial assets	11	254	255
Deferred tax assets
Accruals and deferred costs		274	169
Other non-current receivables	12	6.069	4.479
Total non-current assets		103.599	102.974
Total assets		124.454	133.722

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED BALANCE SHEET

€/000

		30-06-12	30-06-11
	Notes	US GAAP Statement (Unaudited)	US GAAP Statement (Unaudited)
LIABILITIES and EQUITY
CURRENT LIABILITIES
Bank overdrafts	13	10.605	12.524
Current maturities of long term loans	13	11.386	15.281
Trade payables		7.116	9.255
Related parties payables	2	257	865
Tax payables		2.326	1.205
Other current liabilities		11.241	18.667
Other payables		9.992	10.603
Accruals and deferred income		599	204
Other current liabilities		650	7.860
Total current liabilities		42.931	57.797

NON-CURRENT LIABILITIES
Long term loans	13	47.077	49.227
Shareholder’s loans	14	2.644	24.545
Severance indemnity fund		19	19
Other non-current liabilities		300	154
Other provisions		284	117
Deferred tax liabilities		10	34
Other non-current payables		6	3
Total non-current liabilities		50.040	73.944
Total liabilities		92.971	131.741

EQUITY
Common shares		98	98
Reserves		3.385	906
Retained earnings / (Accumulated loss)		27.286	3.373
Net comprehensive loss of period		(1.396)	(2.687)
Equity attributable to owners of Conte Rosso & Partners S.r.l.		29.373	1.690

NON-CONTROLLING INTERESTS IN THE CONSOLIDATED SUBSIDIARIES		2.110	291

Total liabilities, equity and non-controlling interests		124.454	133.722

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

€/000

	30-06-12	30-06-11
	US GAAP Statement (Unaudited)	US GAAP Statement (Unaudited)
Revenue from operations	3.003	1.517
Operating costs and expenses
Operating costs	(981)	(1.280)
Administrative and other costs	(494)	(2.635)
EBITDA	1.528	(2.398)

Amortization and depreciation	(1.312)	(1.386)
Interest expenses	(1.688)	(1.683)
Operating Loss	(1.472)	(5.467)
Other income / (loss)
Interest income/(loss)	(10)	1
Other income/(loss)		2.563
Total other income / (loss)	(10)	2.564
Loss from continuing operations, before income taxes	(1.482)	(2.903)
Income taxes	(76)	(77)
Net loss for the year	(1.559)	(2.980)

STATEMENT OF COMPREHENSIVE LOSS
€/000
Net loss for the year	(1.559)	(2.980)

Total comprehensive loss for the year	(1.559)	(2.980)
- Net loss attributable to owners of Conte Rosso & Partners S.r.l.	(1.395)	(2.686)
- Net loss attributable to non-controlling interests in the consolidated subsidiaries	(164)	(294)

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

€/000	Common shares	Reserves	Retained earnings/ (accumulated loss)	Net comprehensive loss of period	Equity attributable to non- controlling Interests	TOTAL EQUITY
Total equity at December 31, 2010 (*)	98	1.184	5.095	(3.324)	342	3.395
Loss allocation			(3.324)	(3.324)
Total comprehensive loss for the year				(2.687)	(294)	(2.981)
Transactions with owners
Changes in partnerships			1.324		242	1.566
Reserve write-off to cover losses		(278)	278
Total transactions with owners		(278)	1.602		242	1.566
Total equity at June 30, 2011 (**)	98	906	3.373	(2.687)	291	1.980

Total equity at December 31, 2011 (*)	98	3.405	24.998	(2.964)	41	25.577
Loss allocation			(2.964)	2.964
Total comprehensive loss for the year				(1.396)	(164)	(1.560)
Transactions with owners
Reserve write-off to cover losses		(20)	20
Changes in partnerships			746		1.314	2.060
Spin-off reserve			4.487		499	4.985
Additional paid-in capital					421	421
Total transactions with owners		(20)	5.253		2.233	7.466
Total equity at June 30, 2012 (**)	98	3.385	27.286	(1.396)	2.110	31.483

(*) Audited

(**) Unaudited

CONTE ROSSO & PARTNERS S.R.L. GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF CONTE ROSSE & PARTNERS S.R.L. AND SOUTHERN STATE SIGN COMPANY – SIX MONTHS PERIOD ENDED JUNE 30, 2012

€/000

	30-06-12	30-06-12	30-06-12	30-06-12
	CONTE ROSSO & PARTNERS S.R.L. GROUP	SOUTHERN STATE SIGN COMPANY	Pro-forma adjustments	COMBINED PRO-FORMA
Revenue from operations	3.895			3.895
Operating costs and expenses
Operating costs	(1.272)	(196)		(1.468)
Administrative and other costs	(640)	(46)		(686)
EBITDA	1.982	(242)		1.740

Amortization and depreciation	(1.701)			(1.701)
Interest expenses	(2.190)			(2.190)
Operating Loss	(1.909)	(242)		(2.151)
Other income / (loss)
Interest income	(13)			(13)
Other income/(loss)
Total other income / (loss)	(13)			(13)
Loss from continuing operations, before income taxes	(1.922)	(242)		(2.164)
Income taxes	(99)			(99)
Costs from discontinued operations	(1)			(1)

Net loss for the year	(2.023)	(242)		(2.265)

STATEMENT OF COMPREHENSIVE LOSS €/000
Net loss for the year	(2.023)	(242)	(2.265)
Foreign currency Translation differences	52		52
Other comprehensive income/(loss) for the year	(1.971)		(1.971)

Total comprehensive loss for the year	(1.971)	(242)	(2.213)

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED CASH FLOWS

€/000

	30-06-12	30-06-11
€/000	US GAAP Statement (Unaudited)	US GAAP Statement (Unaudited)
Cash Flows from Operating Activities
Net Loss	(1.559)	(2.980)

Depreciation and amortization of non-current assets	1.312	1.386
Allowance and depreciation for doubtful accounts	28	1.629
Change in deferred taxes	1	(20)
Other non-cash adjustments		1.747

Cash flows from operations before changes in assets and liabilities	(218)	1.762
Changes in assets and liabilities
Change in Real Estate held for resale	5.935	1.727
Change in trade receivables	278	(2.683)
Change in related parties receivables	(403)	(65)
Change in other receivables	(653)	(858)
Change in advance payment on purchase of properties	4.600	7.406
Change in other assets	87	(170)
Change in trade payables	(2.779)	4.307
Change in related parties payables	(350)	(555)
Change in other payables	22	(866)
Change in income current taxes	312	(1.962)
Change in other liabilities	(102)	(2.015)
Net cash provided by Operating Activities (A)	6.729	6.028

Cash Flows from Investing Activities
Purchase of intangible assets		(2)
Proceeds from sale of intangible assets	32
Payment for purchase of properties, plant and equipment		(25.575)
Proceeds from sale of properties, plant and equipment	1.421
Payments for purchase of associates and other company
Proceeds from sale of associates and other company	0	659
Dividends received
Payment for financial investing activity	0	(5)
Other investing change	(1.590)	(672)
Net cash used in investing activities (B)	(137)	(25.594)

Cash Flows from Financing Activities
Net borrowings from bank overdrafts	273	3.165
Principal payments under financial lease obligation
Net proceeds from issuance of long-term debt		13.443
Net proceeds from issuance of shareholders loan	404	3.287
Net repayment of long-term debt	(6.949)
Proceeds from issuance of common stock	0	0
Proceeds from paid-in capital	421
Capital reimbursement
Dividends paid
Other financing change
Net cash provided by Financing Activities (C)	(5.851)	19.896
Net Increase/(decrease) in Cash and Cash Equivalents (A+B+C)	741	330

Cash and cash equivalents at beginning of the year	545	430

Cash and cash equivalents at end of the year	1.286	760

CONTE ROSSO & PARTNERS S.R.L. GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF CONTE ROSSO & PARTNERS S.R.L AND SOUTHERN STATE SIGN COMPANY - SIX MONTHS PERIOD ENDED JUNe 30, 2012

$ '000	30-06-12	30-06-12	30-06-12	30-06-12
	CONTE ROSSO & PARTNERS S.R.L. GROUP	SOUTHERN STATE SIGN COMPANY	Pro-forma adjustments	COMBINED PRO-FORMA
ASSETS
CURRENT ASSETS
Cash and cash equivalents	1.619	94		1.713
Net trade and other receivables	12.731			12.731
Related parties receivables	2.430	423	(423)	2.430
Tax receivables	3.902			3.902
Advance payment on purchase and other current assets	2.518	238		2.756
Available-for-sale assets	3.057			3.057
Total current assets	26.256	755	(423)	26.588
NON-CURRENT ASSETS
Investment in other companies	487			487
Net properties, plant and equipment	114.692			114.692
Goodwill	1.970			1.970
Net other intangible assets	1.769			1.769
Other non-current assets	11.512			11.512
Total non-current assets	130.431			130.431
Total assets	156.687	755	(423)	157.019

CONTE ROSSO & PARTNERS S.R.L. GROUP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF CONTE ROSSO & PARTNERS S.R.L AND SOUTHERN STATE SIGN COMPANY - SIX MONTHS PERIOD ENDED JUNE 30, 2012

$ '000	30-06-12	30-06-12	30-06-12
	CONTE ROSSO & PARTNERS S.R.L. GROUP	SOUTHERN STATE SIGN COMPANY	Pro-forma adjustments	COMBINED PRO-FORMA
LIABILITIES and EQUITY
CURRENT LIABILITIES
Bank overdrafts	13.352			13.352
Current maturities of long term loans	14.335			14.335
Trade payables	8.959			8.959
Related parties payables	324			324
Tax payables	2.928			2.928
Other current liabilities	14.152	90	(423)	13.819
Total current liabilities	54.050	90	(423)	53.717
NON-CURRENT LIABILITIES
Long term loans	59.270			59.270
Shareholder's loans	3.329			3.329
Severance indemnity fund	24			24
Other non-current liabilities	378			378
Total non-current liabilities	63.001			63.001
Total liabilities	117.051	90	(423)	116.718
EQUITY
Common shares	123	18		141
Reserves	4.262	1.050		5.312
Retained earnings / (Accumulated loss)	34.353	(161)		34.192
Net comprehensive loss of period	(1.971)	(242)		(2.213)

Total Equity	39.636	665		40.301

Total liabilities and equity	156.687	755	(423)	157.019

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED BALANCE SHEET

€/000

		31-12-11	31-12-10	31-12-09
	Notes	US GAAP Statement (Audited)	US GAAP Statement (Audited)	US GAAP Statement (Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents		545	430	1.224
Net trade and other receivables		9.765	5.856	5.837
Trade receivables		11.294	5.308	3.758
Other receivables		1.591	618	2.079
Trade and other receivables total		12.885	5.926	5.837
Less allowance for doubtful accounts	1	(3.120)	(70)
Related parties receivables	2	1.527	2.845	1.820
Tax receivables		3.824	2.777	2.734
Advance payment on purchase and other current assets	3	6.608	13.858	16.682
Advance payment on purchase of properties		6.450	13.856	16.681
Current maturity of deferred tax assets, net
Other current assets		158	2	1
Available-for-sale assets		8.363	10.090	11.062
Marketable debt securities	4			987
Real estate held for resale	5	8.363	10.090	10.071
Investment in associates	6			4
Total current assets		30.632	35.856	39.358

NON-CURRENT ASSETS
Investment in other companies	7	387	1.054	2.060

Net properties, plant and equipment	8	93.830	70.457	53.460
Properties, plant and equipment		114.085	74.524	56.239
Less accumulated depreciation		(20.255)	(4.067)	(2.779)
Goodwill	9	1.565	1.565	1.565
Net other intangible assets	10	1.437	3.211	3.076
Other intangible assets		1.523	3.212	3.109
Less accumulated amortization		(86)	(1)	(33)
Other non-current assets		7.633	4.091	2.103
Related parties non-current loans	2	2.547
Other financial assets	11	254	250	250
Deferred tax assets			1	1
Accruals and deferred costs		353	32	132
Other non-current receivables	12	4.479	3.807	1.720
Total non-current assets		104.852	80.377	63.255
Total assets		135.484	116.233	101.622

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED BALANCE SHEET

€/000

		31-12-11	31-12-10	31-12-09
	Notes	US GAAP Statement (Audited)	US GAAP Statement (Audited)	US GAAP Statement (Audited)
LIABILITIES and EQUITY
CURRENT LIABILITIES
Bank overdrafts	13	10.332	9.359	6.858
Current maturities of long term loans	13	15.120	5.738	1.874
Trade payables		9.895	4.948	5.228
Related parties payables	2	607	1.420	782
Tax payables		2.739	1.482	1.485
Other current liabilities		17.847	21.649	10.793
Other payables		9.970	11.469	3.191
Accruals and deferred income		314	138	42
Other current liabilities		7.563	10.042	7.560
Total current liabilities		56.540	44.596	27.020

NON-CURRENT LIABILITIES
Long term loans	13	50.292	45.327	42.070
Shareholder’s loans	14	2.383	22.823	24.842
Severance indemnity fund		21	19	7
Other non-current liabilities		671	74	20
Other provisions		656
Deferred tax liabilities		9	55	4
Other non-current payables		6	19	16
Total non-current liabilities		53.367	68.242	66.939
Total liabilities		109.907	112.838	93.959

EQUITY
Common shares		98	98	98
Reserves		3.405	1.184	1.259
Retained earnings / (Accumulated loss)		24.998	5.095	10.510
Net comprehensive loss of period		(2.964)	(3.324)	(5.231)
Equity attributable to owners of Conte Rosso & Partners S.r.l.		25.537	3.053	6.636

NON-CONTROLLING INTERESTS IN THE CONSOLIDATED SUBSIDIARIES		41	342	1.027

Total liabilities, equity and non-controlling interests		135.484	116.233	101.622

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

€/000

	31-12-11	31-12-10	31-12-09
	US GAAP Statement (Audited)	US GAAP Statement (Audited)	US GAAP Statement (Audited)
Revenue from operations	11.976	4.338	5.815
Operating costs and expenses
Operating costs	(3.281)	(1.550)	(3.799)
Administrative and other costs	(6.951)	(1.476)	(2.694)
EBITDA	1.744	1.312	(678)

Amortization and depreciation	(2.834)	(1.517)	(1.660)
Interest expenses	(3.879)	(3.139)	(3.232)
Operating Loss	(4.969)	(3.344)	(5.570)
Other income / (loss)
Interest income/(loss)	18	5	20
Other income/(loss)	2.476	(5)	261
Total other income / (loss)	2.494		281
Loss from continuing operations, before income taxes	(2.475)	(3.344)	(5.290)
Income taxes	(1.187)	(181)	(1)
Net loss for the year	(3.662)	(3.525)	(5.290)

STATEMENT OF COMPREHENSIVE LOSS €/000
Net loss for the year	(3.662)	(3.525)	(5.290)

Total comprehensive loss for the year	(3.662)	(3.525)	(5.290)
- Net loss attributable to owners of Conte Rosso & Partners S.r.l.	(2.964)	(3.324)	(5.231)
- Net loss attributable to non-controlling interests in the consolidated subsidiaries	(698)	(201)	(59)

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

€/000	Common shares	Reserves	Retained earnings/ (accumulated loss)	Net comprehensive loss of period	Equity attributable to non- controlling Interests	TOTAL EQUITY
Total equity at December 31, 2008 (**)	98	1.347	1	10.425	62	11.933
Loss allocation			10.425	(10.425)
Total comprehensive loss for the year				(5.231)	(59)	(5.290)
Transactions with owners
Additional paid in capital					1.024	1.024
Reserve write-off to cover losses		(88)	88
Other transactions			(4)			(4)
Total transactions with owners		(88)	84		1.024	1.020
Total equity at December 31, 2009 (*)	98	1.259	10.510	(5.231)	1.027	7.663
Loss allocation			(5.231)	5.231
Total comprehensive loss for the year				(3.324)	(201)	(3.525)
Transactions with owners
Share capital reimbursement			(165)			(165)
Changes in partnerships			(94)		(483)
Reserve write-off to cover losses		(75)	75
Total transactions with owners		(75)	(184)		(483)	(742)
Total equity at December 31, 2010 (*)	98	1.184	5.095	(3.324)	342	3.395
Loss allocation			(3.324)	3.324
Total comprehensive loss for the year				(2.964)	(698)	(3.662)
Transactions with owners
Shareholders loans renounce		2.480	21.288			23.768
Changes in partnerships			1.680		396	2.076
Reserve write-off to cover losses		(259)	259
Total transactions with owners		2.221	23.227		396	25.844
Total equity at December 31, 2011 (*)	98	3.405	24.998	(2.964)	41	25.577

(*) Audited
(**) Unaudited

CONTE ROSSO & PARTNERS S.R.L. GROUP

CONSOLIDATED CASH FLOWS

€/000

	31-12-11	31-12-10	31-12-09
€/000	US GAAP Statement (Audited)	US GAAP Statement (Audited)	US GAAP Statement (Audited)
Cash Flows from Operating Activities
Net Loss	(3.662)	(3.525)	(5.290)

Depreciation and amortization of non-current assets	2.834	1.517	1.660
Allowance and depreciation for doubtful accounts	5.746	424	1.886
Change in deferred taxes	(45)	51	(264)
Other non-cash adjustments	1.765

Cash flows from operations before changes in assets and liabilities	6.638	(1.533)	(2.009)
Changes in assets and liabilities
Change in Real Estate held for resale	1.727	(19)	(932)
Change in trade receivables	(8.682)	(1.904)	5.789
Change in related parties receivables	1.318	(1.025)	0
Change in other receivables	(973)	1.461	2.722
Change in advance payment on purchase of properties	7.406	2.825	(16.681)
Change in other assets	(477)	1.086	2.133
Change in trade payables	4.947	(280)	(7.214)
Change in related parties payables	(813)	638	490
Change in other payables	(1.499)	8.278	1.459
Change in income current taxes	210	(47)	858
Change in other liabilities	(1.658)	2.593	6.847
Net cash provided by Operating Activities (A)	8.144	12.073	(6.539)

Cash Flows from Investing Activities
Purchase of intangible assets		(135)	(76)
Proceeds from sale of intangible assets	9
Payment for purchase of properties, plant and equipment	(26.208)	(18.514)	(3.535)
Proceeds from sale of properties, plant and equipment
Payments for purchase of associates and other company			(1.886)
Proceeds from sale of associates and other company	667	1.010
Dividends received
Payment for financial investing activity	(2.551)	0	0
Other investing change	(672)	(2.087)	(1.170)
Net cash used in investing activities (B)	(28.754)	(19.727)	(6.667)

Cash Flows from Financing Activities
Net borrowings from bank overdrafts	973	2.501	(2.679)
Principal payments under financial lease obligation
Net proceeds from issuance of long-term debt	14.348	7.120	1.211
Net proceeds from issuance of shareholders loan	5.404	(2.597)	11.536
Net repayment of long-term debt
Proceeds from issuance of common stock	0		0
Proceeds from paid-in capital			1.024
Capital reimbursement		(165)
Dividends paid
Other financing change		0	(4)
Net cash provided by Financing Activities (C)	20.724	6.860	11.088
Net Increase/(decrease) in Cash and Cash Equivalents (A+B+C)	115	(794)	(2.118)

Cash and cash equivalents at beginning of the year	430	1.224	3.342

Cash and cash equivalents at end of the year	545	430	1.224

CONTE ROSSO & PARTNERS S.R.L. GROUP

(FORMERLY ALL REAL ESTATE S.R.L. GROUP)

Notes to unaudited Consolidated Financial Statements

for the six months periods ended June 30, 2012 and 2011

(Euros, thousands)

THE COMPANY AND ITS OPERATIONS

Conte Rosso & Partners S.r.l. (formerly “All Real Estate S.r.l. – “CR&P” or “the Company”) is a limited liability company incorporated in Italy. Operations are carried out through CR&P and its subsidiary companies, and mainly consist of investment in operating properties, real estate trading and development.

Currently the Company and its subsidiaries (together “CR&P Group” or “the Group”) are in start-up phase. Most of the investments in real estate have been made recently and have not started to yield income.

At June 30, 2012 the consolidated operating subsidiaries are the following:

	%	% voting		Principal
Subsidiary	ownership	capital	Location	activity

8 + 23 Immobiliare S.r.l.	96.00	96.00	Italy	Real estate

Aral Immobiliare S.r.l.	100.00	100.00	Italy	Real estate

Aros S.r.l.	95.00	95.00	Italy	Real estate

Bruno Buozzi Immobiliare S.r.l.	100.00	100.00	Italy	Real estate

Carciano Immobiliare S.r.l.	95.10	95.10	Italy	Real estate

CR&P Immobiliare S.r.l.	90.00	90.00	Italy	Real estate

CR&P Service S.c.a.r.l.	90.00	90.00	Italy	Group’s exclusive financial services

Enital S.r.l.	50.00	50.00	Italy	Power & petrochemical

Galzignano Terme Golf & Resort S.p.A.	97.25	97.25	Italy	Investment Company

	%	% voting		Principal
Subsidiary	Ownership	capital	Location	activity

Guinean Energy Enterprises S.A.	71.25	71.25	Guinea	Power, plantation and hotels

Investimenti Immobiliari S.r.l.	95.00	95.00	Italy	Real estate

Investimenti Industriali

Triestini S.r.l.	50.00	50.00	Italy	Real estate

Preneste Real Estate S.r.l.	100.00	100.00	Italy	Real estate

Primesint S.r.l.	70.00	70.00	Italy	Real estate

Ripa Hotel & Resort S.r.l.	100.00	100.00	Italy	Hotel & Leisure

Terme di Galzignano S.p.A.	97.25	97.25	Italy	Hotel & Leisure

West African Enterprises Ltd.	75.00	75.00	United Kingdom	Sub-holding

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

All majority-owned subsidiaries in which CR&P has both voting share and management control are consolidated. All significant intercompany accounts and transactions are eliminated. Subsidiaries over which control is achieved through other means, such as stockholders agreement, are also consolidated even if less than 51% of voting capital is held. The equity attributable to non-controlling interests in subsidiaries is shown separately in the consolidated financial statements. The consolidation has been prepared according to the parent company policy. Investments in unconsolidated associates are accounted for under the equity method.

The carrying value of our equity investments is accounted for at historic cost.

Associate is defined as a business in which the Group participates through a non-controlling interest but has significant influence over the operating and financial policies of the investee.

The financial year of all consolidated companies ends on December 31. The financial year ended December 31, 2009 is the first year of consolidation.

Since most of subsidiaries were acquired before 2009, December 31, 2008 has been taken as the date of acquisition of controlling ownership.

Under Italian law, the Company is not obliged to prepare consolidated financial statements.

Basis of presentation

The consolidated financial statements for the six months ended June 30, 2012 and 2011 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are unaudited. The separate financial statements of each subsidiary and of the Company used for the consolidation have been prepared in accordance with the accounting practices adopted in Italy (“Italian GAAP”), then reclassified and adjusted in accordance with US GAAP.

These interim financial statements should be read in conjunction with the audited consolidated financial statements of the Group for the fiscal year ended December 31, 2011 and 2010.

Historical cost is used as the measurement basis unless otherwise indicated. In this regard it is noted that some valuations carried out by independent experts, which estimate the current value of the primary properties, indicate a potential significant revaluation of the carrying value of real estate of the Group, if the fair value method were applied.

The Company has considered subsequent events through August 2, 2012 being the date these audited consolidated financial statements ended December 31, 2011 were issued. Certain of these events will have significant effects on the financial statements for the year to December 31, 2012. The results of operations for the six months ended June 30, 2012 are not indicative of the results that may be expected for the full year. A description of such significant subsequent events is given in the relevant notes below.

The Euro is the functional currency of all companies included in these consolidated financial statements.

Major acquisitions and divestments

In line with the strategy to expand operations in the real estate and hotels business areas, on January 1, 2011 Galzignano Terme Golf & Resort S.p.A, a subsidiary of CR&P, acquired 100.00% of the equity capital of Terme di Galzignano S.p.A (“TdiG”). The cost of acquisition of TdiG of €4.99 million was paid in a series of cash payments completed during 2011.

Using equity ratio method, the percentage of ownership held indirectly by the Company in TdiG is 97.25%.

The primary asset of TdiG is a resort spa located in the Euganean Hills, a few miles from Padua. The complex consists of four four-star hotel, a nine hole golf course with putting green, driving range and clubhouse, a revitalizing center and spa, six indoor and outdoor pools, two sports pools, six tennis clay courts, a jogging and shopping center. The complex is surrounded by 350,000 square meters of parkland.

The Company is working on the strategic repositioning of the complex to the highest standards in the industry. In particular:

-	refurbishment and upgrading of the structure leading to the complete renovation of the hotels;

-	diversification of the profiles of the four structures (family hotels, luxury hotels, leisure hotel); and

-	partnerships between the individual hotels and international brands of high standing.

The balance sheet effects of the acquisition are summarized below:

Acquisition of Terme di Galzignano S.p.A.

€’000
Net cash outflow	4,990
Net assets acquired	7,466
Badwill	(2,476)

Following table summarizes the acquisition costs, which represent the fair value, of TdiG assets and liabilities:

Purchase price allocation for the acquisition of Terme di Galzignano S.p.A.

January 1, 2011
Total purchase price	4,990

Allocated to:
Property, plant and equipment	25,580
Net working capital	1,205
Bank overdrafts	(848)
Current maturity of long-term debt	(6,539)
Long-term debt	(11,737)
Provisions	(195)
Badwill	(2,476)

The badwill is recognized in the income statement.

Pro-forma disclosures on acquisition of Terme di Galzignano S.p.A.

Due to the acquisition date (January 1, 2011), no year-to-date pro-forma unaudited consolidated results of CR&P is shown.

Divestment of Laudatio ltd

In order to focus on the strategy of expanding the real estate and hotel businesses, Laudatio Ltd (owner of pleasure boats) has been sold. The Company sold all the issued equity capital of Laudatio Ltd on January 1, 2011.

The balance sheet effects of this disposal are summarized in the next table:

Divestment of Laudatio Ltd
€’000
Inflow of cash and other assets	(830)
Net assets divested	(830)
Recognized gain/(loss)	0

Divestment of 50.00 % interest in Investimenti Industriali Triestini S.r.l.

A 50.00 % interest in the Company’s subsidiary Investimenti Industriali Triestini S.r.l. (“IIT”) (the owner together with another subsidiary, Enital S.r.l., of a part of the petrochemical & power plants in Livorno, Italy) was sold on January 1, 2011 to A. & E. Immobiliare S.a.s. The Company retained a 50% ownership and voting interest in IIT. The sale was aimed at sharing the expected financial commitment of the Group to the start-up and development costs of the project.

The balance sheet effects of this disposal are summarized in the next table:

Divestment of 50.00 % of Investimenti Industriali Triestini S.r.l.

€’000
Inflow of cash and other assets	5
Net assets divested	(5)
Recognized gain/(loss)	0

West Arfrican Enterprises Ltd. (United Kingdom) incorporation

West Arfrican Enterprises Ltd. was incorporated in March 2012 and the Group has a 75% interest in its issued share capital held through the Group’s parent company.

The West Arfrican Enterprises Ltd. was established to hold the companies acquisitions of the Group in Africa in the future.

Guinean Energy Enterprises S.A. (Republic of Guinea) incorporation

Guinean Energy Enterprises S.A. was incorporated in April 2012 and the Group has a 95% indirect interest (71.25 calculating as equity ratio method) in its issued share capital held through West African Enterprises Ltd., the Group’s african sub-holding.

The Guinean Energy Enterprises S.A. was established to seek to exploit opportunities in the Republic of Guinea and in particular opportunities in oil palm plantations, construction and operation of power plants, real estate development and construction and operation of hotels.

Antonio S.r.l. spin-off

It has been decided to split the subsidiary Antonio S.r.l. (“Antonio”) into two entities so that each can focus on its own operations. Antonio has transferred its industrial property assets and operations into a newly created company, CRP Immobiliare S.r.l. (“CRPI”), focused on industrial operations, and has distributed the shares of this new company to the existing shareholders of Antonio on a pro rata basis.

As a result CRPI will acquire total assets with a book value as at December 31, 2011 of €15.15 million and liabilities of €10.12 million. The equity of CRPI (assets less liabilities transferred) will amount to €5.03 million.

Set out below are details of assets and liabilities transferred:

TRANSFERRED ASSETS	€/000
Tangible assets
Cars	44

Investment in suibsidiaries, associates and other companies
Comunicazioni Globali S.r.l.	3
Sacomar S.r.l. in liquidazione	5
Investimenti Immobiliari S.r.l.	5
Aros S.r.l.	100
Intermedia Finance S.p.A.	372
Life insurance policy	250
Total Investment in suibsidiaries, associates and other companies	735

Assets held for resale
Properties held for resale	4.933

Receivables
Receivables from Aral rl	5.464
Receivables from I.IMM.RI SRL	3.757
Receivables from Aros Srl	215
Total receivables	9.436

TOTAL TRANSFERRED ASSETS	15.148

TRANSFERRED LIABILITIES	€/000
Financial debt
Long term debt	1.501
Bank overdraft	496
Total financial debt	1.997

Other current liabilities
Shareholder loans	1.129
Payables to Ripa S.r.l.	475
Payables to Preneste Re srl	5.654
Total other current liabilities	7.258

Other non-curent liabilities
Advance payment on property	169
Notes paybles	700
Total other non-current liabilities	869

TOTAL TRANSFERRED LIABILITIES	10.124

TOTAL TRANSFERRED EQUITY	5.024

In March, 2012 – after the spin-off – there was a sale of participation in Antonio to third parties which will impact the consolidated financial report for the six months period ended June 30, 2012. In particular, included in the assets held by Antonio is a building located in Via Brussels in Rome which is the subject of litigation. As a result, the Group has benefited in 2012 from the elimination of the associated risk.

Pro-forma disclosures on Antonio S.r.l. spin-off

Due to the fiscal effect of the spin-off date (January 1, 2011), no six-months-period-to-date pro-forma unaudited consolidated results of CR&P is shown.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances, cash on current accounts with banks, bank deposits and other highly liquid short-term investments with original maturities of less than three months.

Accounts receivable and loans issued

Receivables and loans issued are stated at cost less an allowance for doubtful debts. Management quantifies this allowance based on current information regarding the customers’ and borrowers’ ability to repay their obligations. Amounts previously written off which are subsequently collected are recognized as income.

Investment in associates and other companies

Investments in associates are accounted for under the equity method.

Investments in other companies are accounted for under the historical cost.

The impairment losses are determined primarily on the basis of critical information concerning the issuer, if known and assessable.

Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Property, plant and equipment also includes assets under construction and plant and equipment awaiting installation.

Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the consolidated statement of income as incurred.

Capitalization ceases when construction is interrupted for an extended period or when the asset is substantially complete.

Where funds are borrowed specifically for the purpose of acquiring or constructing a qualifying asset, the amount of interest costs to be capitalized in a period on that asset is the actual interest cost incurred on the borrowing during the period.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets.

Depreciation commences from the time an asset is put into operation. Depreciation is not charged on assets to be disposed of or on land. The range of the estimated useful lives is as follows:

-	Buildings and constructions: 33 years

-	Machinery and equipment: 2 – 20 years

-	Others: 5 years

Real estate assets are stated at historical cost. Expenditures for repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method. Buildings are depreciated over their estimated useful lives of approximately 33 years, with the rates used for individual buildings being based on the property’s age, overall physical condition, type of construction materials and intended use.

Improvements to buildings are depreciated over the shorter of the estimated useful life of the improvement or the remaining useful life of the building at the time the improvement is completed.

Real estate investments and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.

Due to the recent date of acquisition of most of the real estate investments and/or that they are the subject of ongoing building development and the consequent inability to assess their longer term earning capacity, no impairment test has been performed to date.

Assets to be disposed of are separately presented on the balance sheet and reported at their historic cost since the expected realization value is greater. These assets and the relevant liabilities are classified separately as held for sale in the consolidated balance sheet and are no longer depreciated. An analysis of these assets and liabilities is presented separately in the relevant section of these notes.

Assets and liabilities held for resale

In connection with the strategy of concentrating in the portfolio of hotel, power, and plantations investments, in the periods presented we entered into various negotiations with potential purchasers to sell properties as detailed in the note n. 5. Most of these sales are concluded at the date of presentation of the interim financial statements ended June 30, 2012.

The Company has assessed that the potential realizable (or realized) value of these assets at the market value are higher than the net asset carrying value and accordingly no impairment has been provided for.

Goodwill and Other Intangible Assets

Since the Company doesn’t have the technical and evaluation information to reassess the correct identification of the assets acquired and the liabilities assumed, based on fair value, in application of purchase accounting to our acquisitions, tangible and identifiable intangible assets and liabilities of the acquired entity are recorded at the acquisition cost. According to information held by the Management, the acquisition cost of properties held by the Group does not differ significantly from the fair value at the date of the acquisition. Where the investment in subsidiary is greater than the net asset value the excess is treated as goodwill arising on consolidation in the balance sheet. Where the investment in subsidiary is smaller than the net asset value the difference is initially recognized as a gain in the first consolidated income statement, then accounted as accumulated earning within equity of the following years.

Goodwill and indefinite-life intangible assets are not amortized, but are tested for impairment at least annually.

Due to the recent date of acquisition of most of the real estate investments and/or that they are the subject of ongoing building development and the consequent inability to assess their longer term earning capacity, no impairment test has been performed to date.

Leasing

All lease agreements of the Company and its subsidiaries are accounted for as finance leases. The Company recognizes the asset and associated liability on its balance sheet. Finance leases are capitalized at the beginning of the lease at the lower of the fair value of the leased property and the present value of minimum lease payments. Each installment of the lease is apportioned between the liability and finance charges so as to achieve an equal reduction in capital due for each payment made at constant rate on the remaining financial balances.

Derivative financial instruments

The Company uses derivative financial instruments principally for the management of exposure to variable interest rates on long-term financing. All derivative financial instruments are classified as assets or liabilities and are accounted for at trade date. The Company measures all derivative financial instruments based on fair values derived from market prices of the instruments. Changes in the fair value of a derivative that is significant and that is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset or liability, are recorded in the income statement.

Currently there is only one derivative instrument hedging the risk of variable interest rates (an “interest rate cap”), the notional amount of is €4 million. This derivative instrument hedges the risk from change of interest rate on a mortgage loan facility with “bullet” repayments originally of € 8 million of which € 6.6 million is outstanding and included on the consolidated balance sheet as at December 31, 2011.

The change in fair value of this derivative instrument over the period January 1, 2009 to December 31, 2011 is negligible and, therefore, no impact has been reflected on the CR&P consolidated income statements. At June 30, 2012, the Company has recorded in the six months income statement the change in fair value of the derivative instrument mentioned above as loss of € 27 thousands on the hedged liability.

Shareholders loans

Shareholders loans to the Group are all non-interest bearing. Italian law provides that the shareholders loans to a limited liability company ("S.r.l.") are not preferred and their repayment is subordinated to other categories of debt. As a result all shareholder loans are classified as non-current liabilities.

Severance indemnity fund

According to Italian accounting principles reflecting local law and applicable employment contracts, certain post-employment benefits accrue during the period of employment. Under U.S. GAAP, post-employment benefits are defined either as de fined contribution plans or defined benefit plans.

In defined contribution plans, the company's obligation is limited to the payment of contributions to the Government or to a fund. Defined benefit plans are pension, insurance and healthcare programs which cover the company's obligation, even implicitly, to provide the benefits due to former employees. The liabilities associated with defined benefit plans are determined on the basis of actuarial assumption (discounting) and accrued in the financial statements over the employment period required to obtain the benefits.

The severance indemnity fund required by Italian law is a liability similar to a defined benefit plan, which, however, according to Italian accounting principles, is not subject to discounting. Given the small number of Group employees any difference between the present provisions in the financial statements prepared in accordance with Italian GAAP and discounted value of these benefits is considered to be immaterial.

Reserves

Reserves are represented by provisions of profits required by law, the Company statute and the decisions of directors.

Commitments and contingencies

a) As of June 30, 2012, the following guarantees have been provided or obtained (no changes occurred subsequently):

Guarantees given by the Group to banks or third parties

€’000
Mortgage on property	111,113
Sureties	1,800
Pledges	250
Total	113,163

Guarantees given on behalf of the Group by third parties

€’000
Sureties	106,692
Pledges	492
Total	107,184

Guarantees given by banks on behalf of the Group

€’000
Sureties	5,223
Total	5,223

Sureties received from third parties include an amount of €78,992,000 under a warranty deed jointly signed by third parties and related parties in connection with the financial leasing agreement having an initial value of €38,730,000 entered into by Ripa Hotel & Resort S.r.l.

b) The Company and certain subsidiaries are defendants in legal actions in the normal course of business. Based on the advice of legal counsel, management believes that the amounts recognized and recorded as debt provisions or asset negative adjustments are sufficient to cover probable losses in connection with such actions.

The risk provisions or negative adjustments are recognized when in accordance with the opinion of legal counsel the liability is probable and measurable.

Stockholder’s equity

As of today, the share capital of CR&P is represented by one share, fully paid as to €98,000. Mr. Antonio Conte and Ms. Maddalena Olivieri each contributed 50% of the share capital of CR&P. In accordance with Italian law, this share is registered with the Register of Companies at the Italian Chamber of Commerce.

Revenue Recognition

In order to recognize revenue four basic criteria must be met:

-	existence of persuasive evidence that an arrangement exists;

-	delivery has occurred or services have been rendered;

-	the seller’s price to the buyer is fixed and determinable; and

-	collectability is reasonably assured.

The Group’s revenue recognition policies are consistent with these criteria. The judgments involved in revenue recognition include understanding the terms of agreements and determining the appropriate time to recognize revenue for each transaction based on such terms. Each transaction is evaluated to determine: (i) at what point in time revenue is earned, (ii) whether contingencies exist that impact the timing of recognition of revenue and (iii) how and when such contingencies will be resolved. The timing of revenue recognition could vary if different judgments were made.

Taxes

Income taxes

Italian income taxes comprise national (27.50%) and regional (approximately 5%) income tax. The statutory composite enacted tax rate applicable in the periods presented is approximately 32.50%.

The Group has not taken advantage of the tax consolidation facility allowed by the Italian Fiscal Authority. Provisions for deferred taxes liabilities are always recognized, whist deferred tax assets are only recognized when their future recovery is considered probable.

To date there are some matters pending with the Italian Tax Authorities, which the Group's management believes will not occur any significant additional liabilities, also based on the opinion expressed by the Group’s fiscal advisors.

The Group's management believes that even in the event of any future investigations, no additional tax liabilities would emerge beyond those already recorded in the audited financial statements.

Tax losses carryforwards

Under Italian tax law the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, in the limit of 80% of taxable annual income.

The following is a summary of operating losses carried forward available for offset against future profits.

TAX LOSSES CARRYFORWARDS (in Euros)
Company	Tax losses, total

Conte Rosso & Partners S.r.l.	-
8 + 23 Immobiliare Srl	-
Antonio srl	1.391.773,00
Aral Immobiliare Srl	186.860,00
Aros Srl	336.174,00
Bruno Buozzi Immobiliare Srl	-
Carciano Immobiliare Srl	611.722,23
Enital Srl	878.367,00
Galzignano Terme Golf & Resort S.p.A.	79.062,00
Investimenti Immobiliari Srl	2.374.883,00
Investimenti Industriali Triestini Srl	15.515,00
Preneste Real Estate Srl	55.956,00
Primesint Srl	170.758,00
Ripa Hotel & Resort Srl	464.066,00
Terme di Galzignano SpA	2.736.996,00

TOTAL	9.302.132,23

Non-recognized subsequent events

Subsequent to June 30, 2012, the following events occurred. No adjustments have been made in the financial statements for the six months period ended June 30, 2012 for these events:

Merger of Terme di Galzignano S.p.A. and Galzignano Golf & Resort S.p.A.

In July, 2012 was approved the merger of Terme di Galzignano S.p.A. in Galzignano Golf & Resort S.p.A. Since Galzignano Golf & Resort S.p.A. has a 100% stake of Terme di Galzignano S.p.A., the merger will not result in any impact on the consolidated financial statements of the Group for the fiscal year ended December 31, 2012.

Outlook for future profitability

The group is currently in a start-up phase and is seeking to grow its business and has not yet reached managed all assets to create income. In particular, at this stage of development it is concentrating in acquiring suitable assets rather than on the achievement of profitability. Shareholders and management of CR&P are confident that these investments in future years will contribute to the profitability of the Group, when put in use or sold.

NOTES TO THE ACCOUNTS

1) Allowance for doubtful accounts

The provision for 2011 and for the six months period ended June 30, 2012 arises from the agreement relating to the property at Via Carciano, Rome, Italy (see Section “Advance payment on purchase and other current assets”) and reflects a partial uncertainty in the determination of the additional revenue established in the agreement, given the fact that the conditions for its payment are still pending.

2) Related parties receivables and payables

Related parties receivables and payables relate primarily to the CEO and shareholder, Mr. Antonio Conte.

The amount shown as receivables as at June 30, 2011 relates primarily to an interest-free loan to Mr. Antonio Conte, given to complete certain acquisitions, and which is repayable in 32 monthly installments. The amount outstanding is €3.1 million, of which €0.6 million is classified as current asset and €2.5 million as non-current asset.

The amounts shown as receivables for 2010 and 2009 relate primarily to collateral given to banks for the benefit of Mr. Conte. During 2011 the loans were repaid and collateral has been released.

3) Advance payment on purchase and other current assets

Advance payments are primarily deposit paid in connection with real estate being acquired as detailed in the table below.

Advance payment on purchase and other current assets	Juin 30, 2012	Dec. 31,2011	Juin 30, 2011	Dec. 31, 2010	Dec. 31, 2009
Advance payment on purchase	€'000	€'000	€'000	€'000	€'000

Roma, via Carciano, building		4.600	4.600	9.250	8.500

Salerno, Sala Abbagnano, land under development program	1.850	1.850	1.850	1.850	1.850

Petrochemical & power plant (ENITAL S.r.l.)					500

Roma, Via Tor Tre Teste, building					3.900

Terme di Galzignano golf, building, other plant and equipment				2.756	1.931

Total advance payment on purchase	1.850	6.450	6.450	13.856	16.681

Other current assets	150	158	35	2	1

Total	2.000	6.608	6.485	13.858	16.682

The property of Via Carciano, Rome, is held under a preliminary contract and a deposit has been paid. During 2011, an agreement has been reached for the refund of the deposit to the Company. The original amount of the deposit was €9.25 million. The refund of the deposit was completed in June, 2012.

Based on the agreement mentioned above, the Company has also the right to an additional premium on the sale of the property to a third party; such right occurred early in 2011 and the amount of the premium is being finalized.

4) Marketable securities

In 2009 the Company purchased listed bonds issued by Hypo Tirol Bank at a cost of €987,000. These bonds were sold during 2010 in a series of transactions with an overall result of neither gain nor loss.

The bonds were classified as securities available for sale and the carrying value was based on purchase price;

5) Real estate held for resale

The following are the real estate assets held for resale:

Assets held for resale	Juin 30, 2012	Doc. 31, 2011	Juin 30, 2011	Doc. 31, 2010	Doc. 31, 2009
	€ '000	€ '000	€ '000	€ '000	€ '000
Roma - Via Bruxelies, building		3.235	3.235	3.235	3.235
Anzio (RM) - Loc. via della Cannuccia, building	2.428	2.428	2.428	2.428	2.410
Todi (PG), Fraz. Rapaioli, building				300	300
Pisa, via San Martino, building		2.700	2.700	2.700	2.700
Pisa, via Gereschi, building				1.427	1.427
Total	2.428	8.363	8.363	10.090	10.071

Liabilities associated with Assets held for resale	Juin 30, 2012	Dec. 31, 2011	Juin 30, 2011	Dec. 31, 2010	Dec. 31, 2009
Roma - Via Bruxelles, building		2.413	2.413	2.338	2.237
Pisa, via Gereschi, Building				1.308	1.286
Todi (PG), Fraz. Rapaioli, building				100	100
Total	2.413	4.826	6.159	1.408	1.386

6) Investment in associates

The Group owned in 2009 a 35% equity interest in Green Hotels S.r.l. at a cost of €4,000. Green Hotels S.r.l. made a small loss in 2009. No impairment testing was undertaken in respect of this holding due to the immateriality of the value of the investment.

7) Investment in other companies

Of the total of €387,000 as at June 30, 2012, €372,000 (€372,000 at June 30, 2011) is represented by the investment in Intermedia Finance S.p.A. which is carried at cost. In 2009 was also the investment in Intermedia Holding S.p.A. of € 1,519,000), which has been divested in 2010. These acquisitions have been made with the aim of diversifying investments portfolio.

8) Property, plant and equipment

Property, plant and equipment comprises:

Property, plant and equipment	Juin 30, 2072	Dec. 31, 2011	Juin 30, 2011	Dec. 31, 2010	Dec 31, 2009
	€'000	€ '000	€'000	€'000	€'000

Hotel Ripa building, plant end equipment	41.853	41.623	41.646	41.646	41.029

Terme di Galzignano golf, building, other plant and equipment	40.415	40.420	40.505

Via Buozzi, Rome, building	3.300	3.300	3.240	3.240	2.633

Petrochemical and power plant (ENITAL S.r.l.)	14.817	14.284	14.490	15.024	650

Porto Cervo (OT), Sardinia, Building		833	833	833	833

Porto Rotondo (OT), Sardinia, Building		421	421	421	421

Fregene (RM) - Via Capo d'Orlando, building		1.456	1.456	1.456	1.452

Trieste - Loc. Villa Opieina. industrial building	2.523	2.523	2.523	2.523	2.523

Milano, via Azario, building	7.205	7.205	7.205	6.708

Other properties, plant and equipment	2.344	2.020	1.570	2.673	6.698

Less accumulated depreciation	(21.359)	(20.255)	(19.244)	(4.067)	(2.779)

Total, net	91.098	93.830	94.645	70.457	53.460

9) Goodwill

Goodwill comprises:

Goodwill	€'000	€'000	€'000	€'000	€'000
	Juin 30, 2012	Dec. 31, 2011	Juin 30, 2011	Dec. 31, 2010	Dec. 31, 2009

Ripa Hotel & Resort S.p.A. - acquisition of hotel management business unit in 2008	1.149	1.149	1.149	1.149	1.149
Consolidation difference	416	416	416	416	416

Total	1.565	1.565	1.565	1.565	1.565

The greater part, €280,000, of goodwill arising on consolidation results from the acquisition of Investimenti Immobiliari S.r.l. in 2008.

10) Other Intangible Assets

As at June 30, 2012 other intangible assets includes an interest in a time share property with a net value of €1.4 million, which was separately identified as a result of the acquisition of a subsidiary 8 +23 S.r.l. in 2008. The amount of time share property was € 2.5 million in 2010 and 2009, then impaired to reflect its fair value.

In the six months period ended June 30, 2011 are also € 0.7 million for improvements expenses to property of Via Carciano, Rome (owned by the subsidiary company Carciano Immobiliare S.r.l.) being purchased (see section 3 - Advance payment on purchase and other current assets). Due to a transaction which has been signed with third party during 2011, whose effects are still pending, such expenses has been written-off.

The remaining other intangible assets primarily comprise software and other minor items which are being amortized over their estimated useful lives ranging up to 5 years.

11) Other financial assets

In respect of each of June 30, 2012 and 2011 other financial assets comprises of a life insurance policy put in place as collateral for a bank overdraft.

12) Other non-current receivables

Other non-current receivables comprise primarily (June 30, 2012: € 6.0 million, June 30, 2011: €4.48 million) of payments made for the acquisition of a multiuse property in Sora (Frosinone), Italy. The property is being acquired from a bankrupt estate pursuant to an agreement entered into with the judge supervising the bankruptcy. The Group is making stage payments for the benefit of the bankruptcy creditors and upon completion of such payments title to the property will be transferred to the Group.

13)Bank overdrafts and Long term debt

Amounts of financial debt due to non-related parties are:

Financial debt	€'000	€ '000	€'000	€'000	€'000
Current liabilities	Juin 30, 2012	Dec. 31, 2011	Juin 30, 2011	Dec. 31, 2010	Dec. 31, 2009

Mortgage loan on property	10.103	13.852	13.393	3.688	1.241
Leasing	1.283	1.268	1.888	2.050	633
Bank overdrafts	10.605	10.332	12.524	9.359	6.858
Total	21.991	25.452	27.805	15.097	8.732

Long term liabilities	Juin 30, 2012	Dec. 31, 2011	Juin 30, 2011	Dec. 31, 2010	Dec. 31, 2009

Mortgage loan on property	17.841	20.707	22.018	17.133	9.344
Leasing	29.236	29.585	27.209	28.194	32.726
Total	47.077	50.292	49.227	45.327	42.070

The following table sets out the main terms of the long-term financial debt (€’000):

LONG-TERM FINANCIAL DEBT VS. NON-RELATED PARTIES - SIGNIFICANT TE RMS OF CO NTRACT

Company	Object	Asset pledged	Date of signing	Type of debt	Maturity (year)	Interest rate	Installments frequency	Initial capital (€/000)	Installments maturity as at December 31, 2012 (€/000)	Installments maturity as at December 31, 2013 (€/000)	Installments maturity as at December 31, 2014 (€/000)	Installments Maturity as at December 31 2015 (€/000)	Installments maturity as at Decemberr 31, 2016 (€/000)

8 + 23 IMMOBILIARE S.R.L.	Time sharing - Punta Ala. purchasing	-	Sep-08	UNSECURED LOAN	5	Variable rate(200 b p spread * Eunbor 3 mth)	quarterly	1,500	384	405	-	-	-

CONTE ROSSO & PARTNERS S.R.L.	Building purchase	Building. Rome. V 'e B Buazzi	18-07-11	FINANCIAL LEASING	18	Variable rate (Eunbor 3 mth)	monthly	3,300	94	99	103	108	112

CONTE ROSSO & PARTNERS S.R.L.	Cash facility	-	28-12-11	UNSECURED LOAN	3	variable rate (500 b p spread -Eunbor 3 mth)	monthly	1,000	312	333	355

ANTONIO S.R.L.	Building Purchase	Building, Villa Opicina (TS)	16-05-08	MORTGAGE LOAN	10	Fixed rate (58%)	monthly	2,000	180	190	192	199	204

ANTONIO S.R.L.	Building purchase	Building. Fregene 1RM1	19-07-07	MORTGAGE LOAN	20	Variable (50 b p spread * Eunbor 3 mth)	monthly	1.000	36	38	40	42	45

ANTONIO S.R.L.	Cash facility	-	18-12-08	UNSECURED LOAN	4.75	Variable rate (376 b.p spread * Eunbor 1 mth)	half-yearly	2,000	515	549	-	-	-

ARAL IMMOBILIARE S.r.l.	Building purchase	Building. Parta Cervo	21-06-07	MORTGAGE LOAN	10	Variable rate (100 b p spread * Eunbor 3 mth	quarterly	650	58	60	61	64	66

ENlTAL S.r.l.	Building and plant purchase	Petrochemical and energy plant	13-12-07	MORTGAGE LOAN	13	Variable rate (2.8%)	half-yearly	3,500	183	193	203	214	226

ENITAL S.r.l.	Building and plant purchase	Petrochemical and energyplant	13-12-07	MORTGAGE LOAN	13	Variable rate (2.8%)	half-yearly	2,888	102	104	107	110	113

INVESTIMENTI IMMOBILIARI S.r.l.	Building Improvement	Building M Ian. Via As ano	16-02-10	MORTGAGE LOAN (“bullet” reimbursement plan)	3	Variable rate (215 bp spread * Eunbor 3 mth)	quarterly (interests only-based)	8,000	-	8,000	-	-	-

RlPA HOTEL & RESORT S.r.l.	Building purchase	Hole1 in Rome	24-04-08	FINANCIAL LEASING	20	Variable Spread indexed on the IRS * Eunbor 3 mth (*)	monthly	38.730	559	585	612	640	669

RlPA HOTEL & RESORT S.r.l.	Building Purchase	Buiding. Pisa S. Marti no	10-08-06	MORTGAGE LOAN	10	Fixed, rate (2 25%)	half-yearly	472	41	42	43	44	45

RIPA HOTEL & RESORT S.r.l.	Building purchase	Buiding. Pisa S Martino	17-07-03	MORTGAGE LOAN	15	Fixed rate (2 45%)	half-yearly	720	52	53	55	56	57

RlPA HOTEL & RESORT S.r.l.	Building purchase	Building. Pise S. Martino	17-07 03	MORTGAGE LOAN	15	Fixed rate (2 45%)	half-yearly	384	28	28	29	30	31

RIPA HOTEL & RESORT S.r.l.	Building purchase	Building Pisa Via Gereschi	aug-2006	MORTGAGE LOAN	10	Fixed rate (2 25%)	half-yearly	280	29	30	31	31	32

RlPA HOTELS. RESORT S.rl.	Building Purchase	Building. Pisa Via Gereschi	aug-2006	MORTGAGE LOAN	15	Fixed rate(2 45%)	half-yearly	335	24	25	25	26	27

TERME DI GALZIGNANO S.r.l.	Building Purchase	Hotel in Galzignano	30-12-03	MORTGAGE LOAN	20	Variable rate (150 b p spread * Eunbor 3 mth)	half-yearly	20,000	1,378	1,379	1.379	1,379	1,379

TERME Dl GALZIGNANO S.rl.	Cash facility	Hotel in Galzignano	21-07-10	MORTGAGE LOAN ("bullet" reimbursement Plan)	2.5	Variable rate (10 b.p spread * Eunbor 6 mth - floor 2.5% 1	half-yearly (interests only-based)	5,000	5,000	-	-	-	-

(*) The interest rate of the financial lease afRtPA was roncgaliatocftn January of 2012

As at June 30, 2012, there are no unused credit lines.

14) Shareholder’s loans

In order to strengthen the Group’s capital position and taking into account future financial commitments to enable the real estate investment and development projects to be progressed, in the last quarter of 2011, Mr. Conte waived repayment of a shareholder’s loan of € 23.8 million.